                                                                    Exhibit 11.1

                        COMPUTER LEARNING CENTERS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                        FOR THE THREE-MONTH PERIOD
                                                                                            ENDED OCTOBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Net income............................................................................  $      2,595  $      1,402
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Weighted average number of common shares outstanding:
Common Stock..........................................................................    15,998,430    13,653,310
Common Stock Equivalents:
  Employee stock options..............................................................       963,690       906,084
  Non employee stock options..........................................................        77,960       306,152
                                                                                        ------------  ------------
Weighted average common shares outstanding............................................    17,040,080    14,865,546
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share:
  Net income per share................................................................  $       0.15  $       0.09
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Share amounts and earnings per share restated to reflect the January 1998 two-for-one stock split.

                                                                    Exhibit 11.1

                        COMPUTER LEARNING CENTERS, INC.
                       COMPUTATION OF EARNINGS PER SHARE
            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                        FOR THE NINE-MONTH PERIOD
                                                                                            ENDED OCTOBER 31,
                                                                                        --------------------------
                                                                                            1997          1996
                                                                                        ------------  ------------
Net income............................................................................  $      6,916  $      3,866
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Weighted average number of common shares outstanding:
Common Stock..........................................................................    15,818,870    13,106,700
Common Stock Equivalents:
  Employee stock options..............................................................       986,910       851,356
  Non employee stock options..........................................................        71,688       282,456
                                                                                        ------------  ------------
Weighted average common shares outstanding............................................    16,877,468    14,240,512
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Earnings per share:
  Net income per share................................................................  $       0.41  $       0.27
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Share amounts and earnings per share restated to reflect the January 1998 two-for-one stock split.

                                      18